EXHIBIT 99.1

Investor Contact: Martie Edmunds Zakas
FOR IMMEDIATE RELEASE     Sr. Vice President - Strategy, Corporate Development
April 26, 2016                                         & Communications
770-206-4237
mzakas@muellerwp.com

Media Contact: John Pensec
Sr. Director - Corporate Communications & Public Affairs
770-206-4240
jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS
2016 SECOND QUARTER RESULTS

Adjusted net income per diluted share improved to $0.10 from $0.08
Adjusted operating income increased 14.8 percent to $30.2 million

ATLANTA - Mueller Water Products, Inc. (NYSE: MWA) announced today that for its fiscal second quarter ended March 31, 2016, net sales were $283.6 million compared with $290.3 million in the prior year period. Operating income was $29.3 million compared with $25.6 million in the prior year period, and adjusted operating income was $30.2 million compared with $26.3 million in the prior year period. Net income was $15.7 million, or $0.10 per diluted share, compared with $12.3 million, or $0.08 per diluted share, in the prior year period. Adjusted net income increased to $16.3 million, or $0.10 per diluted share, from $12.7 million, or $0.08 per diluted share, in the prior year period.

“We were very pleased with the second quarter's results, which, overall, came in about as expected," said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products. "Our adjusted operating income increased 14.8 percent, despite slightly lower net sales.

"We believe Mueller Co.'s end markets remain solid, as demand for its core products continued to grow. The increased shipment volumes coupled with better operating efficiencies and lower costs led to a 9.0 percent increase in adjusted operating income and a 110 basis point improvement in adjusted operating margin. Mueller Co.'s adjusted EBITDA margin in the second quarter was 24.1 percent, and on a trailing 12 month basis, it was 26.6 percent.

“Anvil's second quarter net sales, excluding sales to the oil & gas market, increased 3.3 percent year-over-year. Additionally, Anvil's adjusted operating income increased 14.9 percent, despite overall net sales declining $4.7 million to $86.4 million.

EXHIBIT 99.1

"Mueller Technologies remains focused on growing sales of its higher-margin AMI and leak detection technologies, and on improving operating performance over the course of the year. Backlog and projects awarded at both Mueller Systems and Echologics continue to be up substantially on a year-over-year basis at the end of the quarter. Mueller Technologies benefited from a transition to higher-margin products, with its adjusted operating loss increasing only $0.3 million despite a $6.9 million decrease in net sales.

"We continue to expect demand for our products to increase year-over-year, driven by growth in both municipal spending and residential construction, and we believe we are on track to meet our expectations for the full year.

“In March, we increased our quarterly dividend to $0.03 per share as part of a disciplined capital allocation strategy that seeks to enhance the value delivered to our stockholders. The increase reflects our continued confidence in our strengthening financial position and earnings prospects."

Consolidated Results

Net sales for the 2016 second quarter decreased $6.7 million, or 2.3 percent, to $283.6 million as compared with $290.3 million for the 2015 second quarter, with increased shipment volumes at Mueller Co. offset by lower shipment volumes at Mueller Technologies and Anvil.

Adjusted operating income for the 2016 second quarter increased $3.9 million to $30.2 million as compared with $26.3 million for the 2015 second quarter. The increase in adjusted operating income was primarily due to improved operating performance at Mueller Co. and Anvil of $2.9 million and $1.1 million, respectively.

Segment Results

Mueller Co.

Net sales for the 2016 second quarter of $182.2 million increased $4.9 million as compared with $177.3 million for the 2015 second quarter. Mueller Co.'s sales increased 6.5 percent, excluding sales of Henry Pratt's water treatment valves, which decreased $4.4 million in the quarter.

Adjusted operating income for the 2016 second quarter improved 9.0 percent to $35.3 million as compared with $32.4 million for the 2015 second quarter. Adjusted operating margin for the 2016 second quarter improved 110 basis points to 19.4 percent as compared with 18.3 percent for the 2015 second quarter.

Anvil

Net sales for the 2016 second quarter decreased 5.2 percent to $86.4 million as compared with $91.1 million for the 2015 second quarter.

Adjusted operating income for the 2016 second quarter improved 14.9 percent to $8.5 million as compared with $7.4 million for the 2015 second quarter. This improvement reflects lower raw material costs and other cost savings.

EXHIBIT 99.1

Mueller Technologies

Net sales for the 2016 second quarter decreased to $15.0 million as compared with $21.9 million for the 2015 second quarter. Despite the overall decline in net sales, we saw an increase of 26 percent in sales of our AMI systems, and our backlog and projects awarded, both of which are primarily AMI, were up about 30 percent.

Adjusted operating loss for the 2016 second quarter was $4.9 million as compared with $4.6 million for the 2015 second quarter.

Interest Expense, Net

Interest expense, net for the 2016 second quarter was $5.9 million slightly down from $6.1 million for the 2015 second quarter.

Income Taxes

For the 2016 second quarter, income tax expense of $7.7 million was 32.9 percent of income before income taxes. In the 2016 second quarter, we recognized an income tax benefit of $0.7 million associated with the adoption of new accounting rules related to income taxes for stock compensation plans. Adjusted net income per diluted share would have been $0.10 even without the income tax benefit of $0.7 million.

Use of Non-GAAP Measures

The Company reports its financial results under accounting principles generally accepted in the United States (“GAAP”), as well as through the use of non-GAAP measures. The Company presents adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, free cash flow, net debt and net debt leverage as non-GAAP measures. Adjusted operating income represents operating income excluding restructuring. This amount divided by net sales is adjusted operating margin. Adjusted EBITDA represents operating income excluding restructuring, depreciation and amortization. This amount divided by net sales is adjusted EBITDA margin. The Company presents adjusted operating income, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin because these are measures management believes are frequently used by securities analysts, investors and other interested parties in the evaluation of financial performance. Adjusted net income and adjusted net income per diluted share exclude, on an after-tax basis, restructuring. Restructuring is excluded because it is not considered indicative of recurring operations. Free cash flow represents cash flows from operating activities less capital expenditures. It is presented as a measurement of cash flows because management believes it is commonly used by the investment community. Net debt represents total debt less cash and cash equivalents. Net debt leverage represents net debt divided by trailing 12 months adjusted EBITDA. Net debt and net debt leverage are commonly used by the investment community as measures of indebtedness. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company's results as reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

A reconciliation of GAAP to non-GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

EXHIBIT 99.1

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call is scheduled to take place April 27, 2016 at 9:00 a.m. ET. Members of Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the Investor Relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days and can be accessed by dialing 1-800-396-1242. An archive of the webcast will also be available on the Investor Relations section of the Company’s website.

Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our expectations for growth in our key end markets, anticipated stronger operating leverage, and 2016 full year earnings per share. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Undue reliance should not be placed on any forward-looking statements. We do not intend to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. The piping component systems produced by Anvil help build connections that last in commercial, industrial and oil & gas applications. Visit us at www.muellerwaterproducts.com.

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MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	September 30,
	2016	2015
	(in millions, except share amounts)
Assets:
Cash and cash equivalents	$93.6	$113.1
Receivables, net	185.3	175.3
Inventories	221.5	219.1
Deferred income taxes	—	28.3
Other current assets	14.8	13.7
Total current assets	515.2	549.5
Property, plant and equipment, net	148.8	148.9
Intangible assets	496.6	507.3
Other noncurrent assets	24.5	24.1
Total assets	$1,185.1	$1,229.8

Liabilities and equity:
Current portion of long-term debt	$5.9	$6.1
Accounts payable	74.4	98.7
Other current liabilities	57.3	63.2
Total current liabilities	137.6	168.0
Long-term debt	481.0	482.9
Deferred income taxes	113.4	145.3
Other noncurrent liabilities	79.7	65.8
Total liabilities	811.7	862.0

Commitments and contingencies

Common stock: 600,000,000 shares authorized; 161,481,039 and 160,497,841 shares outstanding at March 31, 2016 and September 30, 2015, respectively	1.6	1.6
Additional paid-in capital (1)	1,564.7	1,574.8
Accumulated deficit	(1,120.9)	(1,142.8)
Accumulated other comprehensive loss	(73.3)	(67.3)
Total Company stockholders’ equity	372.1	366.3
Noncontrolling interest	1.3	1.5
Total equity	373.4	367.8
Total liabilities and equity	$1,185.1	$1,229.8

(1)
During the quarter ended December 31, 2015, we recorded $0.7 million in excess tax benefits as a credit to additional paid-in capital. During the quarter ended March 31, 2016, we recognized this amount as a reduction to income tax expense in connection with adoption of FASB Accounting Standards Update 2016-09 Improvements to Employee Share-Based Payment Accounting.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Six months ended
	March 31,		March 31,
	2016	2015	2016	2015
	(in millions, except per share amounts)
Net sales	$283.6	$290.3	$526.3	$552.1
Cost of sales	198.7	208.2	372.7	398.7
Gross profit	84.9	82.1	153.6	153.4
Operating expenses:
Selling, general and administrative	54.7	55.8	107.7	110.8
Restructuring	0.9	0.7	1.7	8.9
Total operating expenses	55.6	56.5	109.4	119.7
Operating income	29.3	25.6	44.2	33.7
Interest expense, net	5.9	6.1	12.0	15.5
Loss on early extinguishment of debt	—	—	—	31.3
Income (loss) before income taxes	23.4	19.5	32.2	(13.1)
Income tax expense (benefit) (1)	7.7	7.2	10.3	(5.2)
Net income (loss)	$15.7	$12.3	$21.9	$(7.9)

Net income (loss) per share:
Basic	$0.10	$0.08	$0.14	$(0.05)
Diluted	$0.10	$0.08	$0.13	$(0.05)

Weighted average shares outstanding:
Basic	161.3	160.7	161.0	160.4
Diluted	163.1	163.3	163.1	160.4

Dividends declared per share	$0.0500	$0.0175	$0.0700	$0.0350

(1)
During the quarter ended December 31, 2015, we recorded $0.7 million in excess tax benefits as a credit to additional paid-in capital. During the quarter ended March 31, 2016, we recognized this amount as a reduction to income tax expense in connection with adoption of FASB Accounting Standards Update 2016-09 Improvements to Employee Share-Based Payment Accounting.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six months ended
	March 31,
	2016	2015
	(in millions)
Operating activities:
Net income (loss)	$21.9	$(7.9)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	14.0	14.1
Amortization	12.1	14.6
Stock-based compensation	2.7	3.4
Retirement plans	2.3	0.3
Deferred income taxes	—	(1.8)
Loss on early extinguishment of debt	—	31.3
Other, net	1.0	4.3
Changes in assets and liabilities, net of acquisitions:
Receivables	(9.6)	(7.0)
Inventories	(2.0)	(28.3)
Other assets	(1.3)	(2.4)
Liabilities	(34.2)	(59.5)
Net cash provided by (used in) operating activities	6.9	(38.9)
Investing activities:
Capital expenditures	(15.3)	(17.0)
Proceeds from sales of assets	0.1	4.8
Other	—	0.3
Net cash used in investing activities	(15.2)	(11.9)
Financing activities:
Dividends paid	(6.4)	(5.6)
Employee taxes related to stock-based compensation	(3.2)	(2.2)
Repayments of debt	(2.5)	(571.4)
Issuance of debt	—	512.5
Issuance of common stock	1.6	2.0
Deferred financing costs	(0.1)	(8.4)
Other	(0.7)	0.7
Net cash used in financing activities	(11.3)	(72.4)
Effect of currency exchange rate changes on cash	0.1	(3.8)
Net change in cash and cash equivalents	(19.5)	(127.0)
Cash and cash equivalents at beginning of period	113.1	161.1
Cash and cash equivalents at end of period	$93.6	$34.1

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Quarter ended March 31, 2016
	Mueller Co.	Anvil	Mueller Technologies	Corporate	Total
	(in millions, except per share amounts)
GAAP Results:
Net sales	$182.2	$86.4	$15.0	$—	$283.6

Gross profit	$57.7	$25.6	$1.6	$—	$84.9
Selling, general and administrative expenses	22.4	17.1	6.5	8.7	54.7
Restructuring expense	0.4	0.5	—	—	0.9
Operating income (loss)	$34.9	$8.0	$(4.9)	$(8.7)	29.3
Interest expense, net					5.9
Income tax expense					7.7
Net income					$15.7

Net income per diluted share					$0.10

Capital expenditures	$5.2	$1.7	$2.1	$—	$9.0

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$34.9	$8.0	$(4.9)	$(8.7)	$29.3
Restructuring expense	0.4	0.5	—	—	0.9
Adjusted operating income (loss)	35.3	8.5	(4.9)	(8.7)	30.2
Depreciation and amortization	8.6	3.2	1.2	0.1	13.1
Adjusted EBITDA	$43.9	$11.7	$(3.7)	$(8.6)	$43.3

Adjusted operating margin	19.4%	9.8%	(32.7)%		10.6%
Adjusted EBITDA margin	24.1%	13.5%	(24.7)%		15.3%

Adjusted net income:
Net income					$15.7
Restructuring expense, net of tax					0.6
Adjusted net income					$16.3
Adjusted net income per diluted share					$0.10

Free cash flow:
Net cash provided by operating activities					$4.4
Less capital expenditures					(9.0)
Free cash flow					$(4.6)

Net debt (end of period):
Current portion of long-term debt					$5.9
Long-term debt					481.0
Total debt					486.9
Less cash and cash equivalents					(93.6)
Net debt					$393.3

Adjusted EBITDA:
Current quarter					$43.3
Three prior quarters					146.4
Adjusted EBITDA					$189.7

Net debt leverage (net debt divided by adjusted EBITDA)					2.1x

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Quarter ended March 31, 2015
	Mueller Co.	Anvil	Mueller Technologies	Corporate	Total
	(in millions, except per share amounts)
GAAP results:
Net sales	$177.3	$91.1	$21.9	$—	$290.3

Gross profit	$54.1	$25.5	$2.5	$—	$82.1
Selling, general and administrative expenses	21.7	18.1	7.1	8.9	55.8
Restructuring expense	—	0.2	0.1	0.4	0.7
Operating income (loss)	$32.4	$7.2	$(4.7)	$(9.3)	25.6
Interest expense, net					6.1
Income tax expense					7.2
Net income					$12.3

Net income per diluted share					$0.08

Capital expenditures	$4.9	$3.4	$1.5	$—	$9.8

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$32.4	$7.2	$(4.7)	$(9.3)	$25.6
Restructuring expense	—	0.2	0.1	0.4	0.7
Adjusted operating income (loss)	32.4	7.4	(4.6)	(8.9)	26.3
Depreciation and amortization	9.7	3.6	1.0	0.1	14.4
Adjusted EBITDA	$42.1	$11.0	$(3.6)	$(8.8)	$40.7

Adjusted operating margin	18.3%	8.1%	(21.0)%		9.1%
Adjusted EBITDA margin	23.7%	12.1%	(16.4)%		14.0%

Adjusted net income:
Net income					$12.3
Restructuring expense, net of tax					0.4
Adjusted net income					$12.7
Adjusted net income per diluted share					$0.08

Free cash flow:
Net cash used in operating activities					$(11.8)
Less capital expenditures					(9.8)
Free cash flow					$(21.6)

Net debt (end of period):
Current portion of long-term debt					$6.1
Long-term debt					499.4
Total debt					505.5
Less cash and cash equivalents					(34.1)
Net debt					$471.4

Adjusted EBITDA:
Current quarter					$40.7
Three prior quarters					143.9
Adjusted EBITDA					$184.6

Net debt leverage (net debt divided by adjusted EBITDA)					2.6x

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Six months ended March 31, 2016
	Mueller Co.	Anvil	Mueller Technologies	Corporate	Total
	(in millions, except per share amounts)
GAAP Results:
Net sales	$326.9	$166.0	$33.4	$—	$526.3

Gross profit	$101.7	$46.7	$5.2	$—	$153.6
Selling, general and administrative expenses	42.4	34.5	13.4	17.4	107.7
Restructuring expense	0.6	0.6	0.5	—	1.7
Operating income (loss)	$58.7	$11.6	$(8.7)	$(17.4)	44.2
Interest expense, net					12.0
Income tax expense					10.3
Net income					$21.9

Net income per diluted share					$0.13

Capital expenditures	$8.8	$3.3	$3.1	$0.1	$15.3

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$58.7	$11.6	$(8.7)	$(17.4)	$44.2
Restructuring expense	0.6	0.6	0.5	—	1.7
Adjusted operating income (loss)	59.3	12.2	(8.2)	(17.4)	45.9
Depreciation and amortization	17.0	6.6	2.3	0.2	26.1
Adjusted EBITDA	$76.3	$18.8	$(5.9)	$(17.2)	$72.0

Adjusted operating margin	18.1%	7.3%	(24.6)%		8.7%
Adjusted EBITDA margin	23.3%	11.3%	(17.7)%		13.7%

Adjusted net income:
Net income					$21.9
Restructuring expense, net of tax					1.1
					$23.0
Adjusted net income per diluted share					$0.14

Free cash flow:
Net cash provided by operating activities					$6.9
Less capital expenditures					(15.3)
Free cash flow					$(8.4)

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Six months ended March 31, 2015
	Mueller Co.	Anvil	Mueller Technologies	Corporate	Total
	(in millions, except per share amounts)
GAAP results:
Net sales	$322.4	$188.2	$41.5	$—	$552.1

Gross profit	$95.4	$51.6	$6.4	$—	$153.4
Selling, general and administrative expenses	42.5	37.0	13.9	17.4	110.8
Restructuring expense	8.1	0.2	0.1	0.5	8.9
Operating income (loss)	$44.8	$14.4	$(7.6)	$(17.9)	33.7
Interest expense, net					15.5
Loss on early extinguishment of debt					31.3
Income tax benefit					(5.2)
Net loss					$(7.9)

Net loss per diluted share					$(0.05)

Capital expenditures	$8.3	$6.0	$2.7	$—	$17.0

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$44.8	$14.4	$(7.6)	$(17.9)	$33.7
Restructuring expense	8.1	0.2	0.1	0.5	8.9
Adjusted operating income (loss)	52.9	14.6	(7.5)	(17.4)	42.6
Depreciation and amortization	19.4	7.2	1.9	0.2	28.7
Adjusted EBITDA	$72.3	$21.8	$(5.6)	$(17.2)	$71.3

Adjusted operating margin	16.4%	7.8%	(18.1)%		7.7%
Adjusted EBITDA margin	22.4%	11.6%	(13.5)%		12.9%

Adjusted net income:
Net loss					$(7.9)
Loss on early extinguishment of debt, net of tax					19.6
Restructuring expense, net of tax					5.6
Adjusted net income					$17.3
Adjusted net income per diluted share					$0.11

Free cash flow:
Net cash used in operating activities					$(38.9)
Less capital expenditures					(17.0)
Free cash flow					$(55.9)